UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)(c) Effective December 6, 2021, the Board of Directors (the “Board”) of Identiv, Inc. (the “Company”) appointed Justin Scarpulla as Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer (“CFO”). Edward Kirnbauer, the Company’s Global Corporate Controller, who was serving as interim Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer (“Interim CFO”), ceased serving as Interim CFO upon Mr. Scarpulla’s appointment.

Mr. Scarpulla, age 48, joins Identiv from Space Exploration Technologies Corp., a company that designs, manufactures and launches advanced rockets and spacecraft, where he served as Director of Finance from May 2017 to December 2021. From May 2016 to May 2017, Mr. Scarpulla served as Vice President of Accounting & Finance at Incipio, LLC, a designer and manufacturer of mobile device accessories and technologies. Mr. Scarpulla served as Vice President and Corporate Controller at Vizio, Inc. (NYSE: VZIO), a designer and manufacturer of entertainment-focused technologies, from 2015 to 2016 and at JustFab, Inc., an online subscription fashion retailer, from 2014 to 2015. He also served as Chief Accounting Officer and Corporate Controller at MaxLinear, Inc. (NYSE: MXL), a provider of radio frequency, analog, digital and mixed-signal integrated circuits, from 2011 to 2014. From 1999 to 2011, Mr. Scarpulla held various roles in finance at Broadcom Corporation (Nasdaq: BRCM), a provider of semiconductor and infrastructure software solutions, including Director of Financial Reporting. Mr. Scarpulla is a Certified Public Accountant and started his career at Ernst & Young LLP. Mr. Scarpulla holds a B.A. in Accounting and Finance from California State University Fullerton.

Pursuant to an offer letter (the “Letter Agreement”), Mr. Scarpulla will receive an annual base salary of $285,000 and, subject to the Board’s approval, will be eligible to receive 85,000 restricted stock units (“RSUs”) under the Company’s 2011 Incentive Compensation Plan, which would vest over four years with 25% vesting on the first anniversary of his appointment and the remaining 75% vesting quarterly over 12 quarters. In addition, Mr. Scarpulla is eligible to participate in the Company’s employee benefits programs.

Pursuant to the Letter Agreement, Mr. Scarpulla is also entitled to severance benefits. If he is terminated without Cause (as defined in such Letter Agreement), he is entitled to 6 months of his base salary and benefits, and an additional 6 months of vesting of his RSUs. Mr. Scarpulla also entered into the Company’s standard form of indemnification agreement.

The preceding description of the Letter Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Scarpulla has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1#	Offer Letter between Identiv, Inc. and Justin Scarpulla.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

#	Management contract or compensatory arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

December 7, 2021	By:	/s/ Steven Humphreys
Steven Humphreys Chief Executive Officer (Principal Executive Officer)